                  UNIVERSAL DISPLAY CORPORATION AND SUBSIDIARY
                          (a development-stage company)

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


Consolidated Financial Statements:

         Report of Independent Public Accountants                            F-2

         Consolidated Balance Sheets                                         F-3

         Consolidated Statements of Operations                               F-4

         Consolidated Statements of Shareholders'
           Equity (Deficit)                                                  F-5

         Consolidated Statements of Cash Flows                               F-6

         Notes to Consolidated Financial Statements                          F-7

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Universal Display Corporation:


We have audited the accompanying consolidated balance sheets of Universal Display Corporation (a Pennsylvania corporation in the development-stage) and subsidiary as of December 31, 2000 and 1999, and the related consolidated statements of operations, and shareholders' equity (deficit) and cash flows for each of the three years in the period ended December 31, 2000 and for the period from inception (June 17, 1994) to December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Universal Display Corporation and subsidiary as of December 31, 2000 and 1999, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2000 and for the period from inception (June 17, 1994) to December 31, 2000, in conformity with generally accepted accounting principles in the United States.



Philadelphia, Pennsylvania                                   ARTHUR ANDERSEN LLP
 March 1, 2001

                  UNIVERSAL DISPLAY CORPORATION AND SUBSIDIARY
                          (a development-stage company)

                           CONSOLIDATED BALANCE SHEETS





                                                       ASSETS

                                                                                    December 31,       December 31,
                                                                                        2000               1999
                                                                                    ------------       ------------
CURRENT ASSETS:
  Cash and cash equivalents (see Note 4)                                            $  7,701,040       $  1,558,473
  Short-term investments (see Note 4)                                                  2,704,220          4,300,060
  Contract research receivables                                                          312,076            267,423
  Prepaid and other current assets                                                       204,810            452,718
                                                                                    ------------       ------------
      Total current assets                                                            10,922,146          6,578,674
                                                                                    ------------       ------------

PROPERTY AND EQUIPMENT, net of accumulated depreciation
  of $713,884 and $123,600                                                             4,630,257          3,679,965
ACQUIRED TECHNOLOGY, net of accumulated amortization of
  $460,799 and $0                                                                     16,489,919                  -
DEPOSITS                                                                                  37,472             58,211
                                                                                    ------------       ------------

                                                                                    $ 32,079,794       $ 10,316,850
                                                                                    ============       ============


                           LIABILITIES, REDEEMABLE COMMON STOCK AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable                                                                    $    816,131       $    651,837
Accrued expenses                                                                         850,126            218,522
Short term portion of capital lease obligation                                             3,759              3,402
                                                                                    ------------       ------------

      Total current liabilities                                                        1,670,016            873,761
                                                                                    ------------       ------------

LONG TERM PORTION CAPITAL LEASE OBLIGATIONS                                               12,860             16,619
                                                                                    ------------       ------------


REDEEMABLE COMMON STOCK (See Note 8)                                                     570,114                  -
                                                                                    ------------       ------------


SHAREHOLDERS' EQUITY:
Preferred Stock, par value $0.01 per share, 5,000,000 shares authorized, 200,000 shares Series A Nonconvertible Preferred
  Stock, 200,000 issued and outstanding (liquidation value of $7.50 per share or $1,500,000), 300,000 shares Series B Convertible
  Preferred Stock, issued and outstanding (liquidation value of
  $21.48 per shares or $6,444,000)                                                         5,000              2,000

Common Stock, par value $.01 per share, 50,000,000 shares
  authorized, 16,440,286 and 13,714,563 shares issued and
  outstanding, respectively                                                              164,403            137,146
Additional paid-in capital                                                            57,885,790         27,986,667
Deficit accumulated during development-stage                                         (28,228,389)       (18,699,343)
                                                                                    ------------       ------------
      Total shareholders' equity                                                      29,826,804          9,426,470
                                                                                    ------------       ------------
                                                                                    $ 32,079,794       $ 10,316,850
                                                                                    ============       ============

        The accompanying notes are an integral part of these statements.

                  UNIVERSAL DISPLAY CORPORATION AND SUBSIDIARY
                          (a development-stage company)

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                  Year Ended December 31,
                                                 -----------------------------------------------------------------------------------
                                                                                                               Period from Inception
                                                                                                                 (June 17, 1994) to
                                                     2000                  1999                  1998            December 31, 2000
                                                 ------------          ------------          ------------      ---------------------
REVENUE:

  Contract research revenue                      $    492,756          $    519,536          $    368,794         $    1,474,691
                                                 ------------          ------------          ------------         --------------

OPERATING EXPENSES:

  Research and development (See Note 4)             7,109,205             3,171,497             1,419,394             18,930,301
  General and administrative                        3,261,113             2,727,856             1,933,976             11,858,357
                                                 ------------          ------------          ------------         --------------
      Total operating expenses                     10,370,318             5,899,353             3,353,370             30,788,658
                                                 ------------          ------------          ------------         --------------

      Operating loss                               (9,877,562)           (5,379,817)           (2,984,576)           (29,313,967)

INTEREST INCOME                                       348,516               254,811               190,734              1,085,578
                                                 ------------          ------------          ------------         --------------

NET LOSS                                         $ (9,529,046)         $ (5,125,006)         $ (2,793,842)        $  (28,228,389)
                                                 ============          ============          ============         ==============

BASIC AND DILUTED NET LOSS PER
COMMON SHARE                                     $      (0.62)         $      (0.42)         $      (0.27)
                                                 ============          ============          ============

WEIGHTED AVERAGE SHARES USED IN
COMPUTING BASIC AND DILUTED NET
LOSS PER COMMON SHARE                              15,260,837            12,269,943            10,310,353
                                                 ============          ============          ============



        The accompanying notes are an integral part of these statements.

                  UNIVERSAL DISPLAY CORPORATION AND SUBSIDIARY
                          (a development-stage company)
            CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)

                                                                                                       Series A Nonconvertible
                                                                                                           Preferred Stock
                                                                                                   ---------------------------------
                                                                                                        Shares            Amount
                                                                                                   ---------------   ---------------
BALANCE, INCEPTION - (JUNE 17, 1994)                                                                         --      $         --

   Net Loss                                                                                                  --                --
                                                                                                   -------------     -------------

BALANCE, DECEMBER 31, 1994                                                                                   --                --
   Recapitalization by issuance of Common Stock to Enzymatics, Inc. (see Note 3)                             --                --
   Issuance of Common Stock options to former sole director of Enzymatics, Inc. to satisfy an
       Enzymatics, Inc. liability                                                                            --                --
   Issuance of Series A Nonconvertible Preferred Stock in connection with assignment of research
       and license agreements (see Note 3)                                                               200,000             2,000
   Issuance of Common Stock through private Placements, net of issuance expenses of $50,000
       (see Note 3)                                                                                          --                --
   Issuance of Common Stock options (see Note 3)                                                             --                --
   Net loss                                                                                                  --                --
                                                                                                   -------------     -------------

BALANCE, DECEMBER 31, 1995                                                                               200,000             2,000
   Issuance of Common Stock in Initial Public Offering on April 11, 1996 (see Note 3)                        --                --
   Issuance of Common Stock warrants (see Note 9)                                                            --                --
   Net loss                                                                                                  --                --
                                                                                                   -------------     -------------

BALANCE, DECEMBER 31, 1996                                                                               200,000             2,000
   Exercise of private placement warrants                                                                    --                --
   Issuance of Common Stock warrants                                                                         --                --
   Issuance of Common Stock options                                                                          --                --
   Issuance of Common Stock and warrants in connection with 1997 Sponsored Research Agreement
       (see Note 5)                                                                                          --                --
   Exercise of Common Stock options and warrants                                                             --                --
   Net loss                                                                                                  --                --
                                                                                                   -------------     -------------

BALANCE, DECEMBER 31, 1997                                                                               200,000             2,000
   Exercise of private placement warrants                                                                    --                --
   Exercise of Common Stock options and warrants                                                                               --
   Issuance of Common Stock warrants (see Note 9)                                                            --                --
   Net loss                                                                                                  --                --
                                                                                                   -------------     -------------
 Balance, December 31, 1998                                                                                2,000               --
   Exercise of Common Stock options and warrants                                                             --                --
   Issuance of Common Stock and warrants through private placement, net of expenses of $488,220              --                --
   Issuance of Common Stock for purchase of equipment                                                        --                --
   Issuance of Common Stock in connection with the executive employee bonus                                  --                --
   Issuance of Common Stock options to non employees                                                         --                --
   Net loss                                                                                                  --                --
                                                                                                   -------------     -------------
BALANCE, DECEMBER 31, 1999                                                                               200,000             2,000

   Exercise of Common Stock options and warrants                                                             --                --
   Issuance of Common Stock and warrants through private placement, net of expenses of $311,313              --                --
   Issuance of Common Stock for purchase of equipment                                                        --                --
   Issuance of Common Stock options to non employees                                                         --                --
   Issuance of Redeemable Common Stock, options and warrants in connection with the Development
       Agreements                                                                                            --                --
   Issuance of Common Stock, Preferred Stock Series B, and warrants in connection with the
       purchase of intangibles                                                                               --                --
   Issuance of Common Stock options and warrants to Scientific Advisory Board                                --                --
   Net loss                                                                                                  --                --
                                                                                                   -------------     -------------
BALANCE, DECEMBER 31, 2000                                                                               200,000     $       2,000
                                                                                                   =============     =============


                                                                                                        Series B Convertible
                                                                                                           Preferred Stock
                                                                                                   ---------------------------------
                                                                                                        Shares            Amount
                                                                                                   ---------------   ---------------
BALANCE, INCEPTION - (JUNE 17, 1994)                                                                         --       $        --

   Net Loss                                                                                                  --                --
                                                                                                   -------------     -------------

BALANCE, DECEMBER 31, 1994                                                                                   --                --
   Recapitalization by issuance of Common Stock to Enzymatics, Inc. (see Note 3)                             --                --
   Issuance of Common Stock options to former sole director of Enzymatics, Inc. to satisfy an
       Enzymatics, Inc. liability                                                                            --                --
   Issuance of Series A Nonconvertible Preferred Stock in connection with assignment of research
       and license agreements (see Note 3)                                                                   --                --
   Issuance of Common Stock through private Placements, net of issuance expenses of $50,000
       (see Note 3)                                                                                          --                --
   Issuance of Common Stock options (see Note 3)                                                             --                --
   Net loss                                                                                                  --                --
                                                                                                   -------------     -------------
BALANCE, DECEMBER 31, 1995                                                                                   --                --
   Issuance of Common Stock in Initial Public Offering on April 11, 1996
       (see Note 3)                                                                                          --                --
   Issuance of Common Stock warrants (see Note 9)                                                            --                --
   Net loss                                                                                                  --                --
                                                                                                   -------------     -------------
BALANCE, DECEMBER 31, 1996                                                                                   --                --
   Exercise of private placement warrants                                                                    --                --
   Issuance of Common Stock warrants                                                                         --                --
   Issuance of Common Stock options                                                                          --                --
   Issuance of Common Stock and warrants in connection with 1997 Sponsored Research Agreement
       (see Note 5)                                                                                          --                --
   Exercise of Common Stock options and warrants                                                             --                --
   Net loss                                                                                                  --                --
                                                                                                   -------------     -------------

BALANCE, DECEMBER 31, 1997                                                                                   --                --
   Exercise of private placement warrants                                                                    --                --
   Exercise of Common Stock options and warrants
   Issuance of Common Stock warrants (see Note 9)                                                            --                --
   Net loss                                                                                                  --                --
                                                                                                   -------------     -------------
 Balance, December 31, 1998                                                                                  --       $        --
   Exercise of Common Stock options and warrants                                                             --                --
   Issuance of Common Stock and warrants through private placement, net of expenses of $488,220              --                --
   Issuance of Common Stock for purchase of equipment                                                        --                --
   Issuance of Common Stock in connection with the executive employee bonus                                  --                --
   Issuance of Common Stock options to non employees                                                         --                --
   Net loss                                                                                                  --                --
                                                                                                   -------------     -------------
BALANCE, DECEMBER 31, 1999                                                                                   --                --

   Exercise of Common Stock options and warrants                                                             --                --
   Issuance of Common Stock and warrants through private placement, net of expenses of $311,313              --                --
   Issuance of Common Stock for purchase of equipment                                                        --                --
   Issuance of Common Stock options to non employees                                                         --                --
   Issuance of Redeemable Common Stock, options and warrants in connection with the Development
       Agreements                                                                                            --                --
   Issuance of Common Stock, Preferred Stock Series B, and warrants in connection with the
       purchase of intangibles                                                                           300,000             3,000
   Issuance of Common Stock options and warrants to Scientific Advisory Board                                --                --
   Net loss                                                                                                  --                --
                                                                                                   -------------     -------------
BALANCE, DECEMBER 31, 2000                                                                               300,000     $       3,000
                                                                                                   =============     =============


                                                                                                            Common Stock
                                                                                                   --------------------------------
                                                                                                         Shares           Amount
                                                                                                   ---------------   ---------------
BALANCE, INCEPTION - (JUNE 17, 1994)                                                                   6,000,000     $       6,000

   Net Loss                                                                                                  --                --
                                                                                                   -------------     -------------

BALANCE, DECEMBER 31, 1994                                                                             6,000,000             6,000
   Recapitalization by issuance of Common Stock to Enzymatics, Inc. (see Note 3)                         523,268            59,233
   Issuance of Common Stock options to former sole director of Enzymatics, Inc. to satisfy an
       Enzymatics, Inc. liability                                                                            --                --
   Issuance of Series A Nonconvertible Preferred Stock in connection with assignment of research
       and license agreements (see Note 3)                                                                   --                --
   Issuance of Common Stock through private Placements, net of issuance expenses of $50,000
       (see Note 3)                                                                                    1,114,000            11,140
   Issuance of Common Stock options (see Note 3)                                                             --                --
   Net loss                                                                                                  --                --
                                                                                                   -------------     -------------

BALANCE, DECEMBER 31, 1995                                                                             7,637,268            76,373
   Issuance of Common Stock in Initial Public Offering on April 11, 1996
       (see Note 3)                                                                                    1,300,000            13,000
   Issuance of Common Stock warrants (see Note 9)                                                            --                --
   Net loss                                                                                                  --                --
                                                                                                   -------------     -------------

BALANCE, DECEMBER 31, 1996                                                                             8,937,268            89,373
   Exercise of private placement warrants                                                              1,124,000            11,240
   Issuance of Common Stock warrants                                                                         --                --
   Issuance of Common Stock options                                                                          --                --
   Issuance of Common Stock and warrants in connection with 1997 Sponsored Research Agreement
      (see Note 5)                                                                                       200,000             2,000
   Exercise of Common Stock options and warrants                                                          41,000               410
   Net loss                                                                                                  --                --
                                                                                                   -------------     -------------

BALANCE, DECEMBER 31, 1997                                                                            10,302,268           103,023
   Exercise of private placement warrants                                                                    675                 7
   Exercise of Common Stock options and warrants                                                          10,000               100
   Issuance of Common Stock warrants (see Note 9)                                                            --                --
   Net loss                                                                                                  --                --
                                                                                                   -------------     -------------
 Balance, December 31, 1998                                                                           10,312,943           103,130
   Exercise of Common Stock options and warrants                                                       1,687,586            16,876
   Issuance of Common Stock and warrants through private placement, net of expenses of $488,220        1,414,034            14,140
   Issuance of Common Stock for purchase of equipment                                                    100,000             1,000
   Issuance of Common Stock in connection with the executive employee bonus                              200,000             2,000
   Issuance of Common Stock options to non employees                                                         --                --
   Net loss                                                                                                  --                --
                                                                                                   -------------     -------------
BALANCE, DECEMBER 31, 1999                                                                            13,714,563           137,146

   Exercise of Common Stock options and warrants                                                       1,754,353            17,544
   Issuance of Common Stock and warrants through private placement, net of expenses of $311,313          631,527             6,315
   Issuance of Common Stock for purchase of equipment                                                     89,843               898
   Issuance of Common Stock options to non employees                                                         --                --
   Issuance of Redeemable Common Stock, options and warrants in connection with the Development
       Agreements                                                                                            --                --
   Issuance of Common Stock, Preferred Stock Series B, and warrants in connection with the
       purchase of intangibles                                                                           250,000             2,500
   Issuance of Common Stock options and warrants to Scientific Advisory Board                                --                --
   Net loss                                                                                                  --                --
                                                                                                   -------------     -------------
BALANCE, DECEMBER 31, 2000                                                                            16,440,286         $ 164,403
                                                                                                   =============         =========



                                                                                                                        Deficit
                                                                                                     Additional       Accumulated
                                                                                                      Paid-in           During
                                                                                                   --------------     Development
                                                                                                       Capital           Stage
                                                                                                   --------------  ---------------
BALANCE, INCEPTION - (JUNE 17, 1994)                                                               $        --        $      --

   Net Loss                                                                                                 --           (11,121)
                                                                                                   ------------    -------------

BALANCE, DECEMBER 31, 1994                                                                                  --           (11,121)
   Recapitalization by issuance of Common Stock to Enzymatics, Inc. (see Note 3)                       (243,393)             --
   Issuance of Common Stock options to former sole director of Enzymatics, Inc. to satisfy an
       Enzymatics, Inc. liability                                                                       140,000              --
   Issuance of Series A Nonconvertible Preferred Stock in connection with assignment of research
       and license agreements (see Note 3)                                                              348,000              --
   Issuance of Common Stock through private Placements, net of issuance expenses of $50,000
       (see Note 3)                                                                                   2,166,860              --
   Issuance of Common Stock options (see Note 3)                                                          9,950              --
   Net loss                                                                                                 --        (3,072,661)
                                                                                                   ------------    -------------

BALANCE, DECEMBER 31, 1995                                                                            2,421,417       (3,083,782)
   Issuance of Common Stock in Initial Public Offering on April 11, 1996
      (see Note 3)                                                                                    5,492,928              --
   Issuance of Common Stock warrants (see Note 9)                                                        25,000              --
   Net loss                                                                                                 --        (1,768,995)
                                                                                                   ------------    -------------

BALANCE, DECEMBER 31, 1996                                                                            7,939,345       (4,852,777)
   Exercise of private placement warrants                                                             3,929,560              --
   Issuance of Common Stock warrants                                                                    528,985              --
   Issuance of Common Stock options                                                                     216,000              --
   Issuance of Common Stock and warrants in connection with 1997 Sponsored Research Agreement
      (see Note 5)                                                                                    3,118,329              --
   Exercise of Common Stock options and warrants                                                         80,590              --
   Net loss                                                                                                 --        (5,927,718)
                                                                                                   ------------    -------------

BALANCE, DECEMBER 31, 1997                                                                           15,812,809      (10,780,495)
   Exercise of private placement warrants                                                                 2,356              --
   Exercise of Common Stock options and warrants                                                          2,800              --
   Issuance of Common Stock warrants (see Note 9)                                                       234,916              --
   Net loss                                                                                                 --        (2,793,842)
                                                                                                   ------------    -------------
 Balance, December 31, 1998                                                                        $ 16,052,881    $ (13,574,337)
   Exercise of Common Stock options and warrants                                                      6,220,104              --
   Issuance of Common Stock and warrants through private placement, net of expenses of $488,220       4,778,657              --
   Issuance of Common Stock for purchase of equipment                                                   430,000
   Issuance of Common Stock in connection with the executive employee bonus                             421,220
   Issuance of Common Stock options to non employees                                                     83,805              --
   Net loss                                                                                                 --        (5,125,006)
                                                                                                   ------------    -------------
BALANCE, DECEMBER 31, 1999                                                                           27,986,667      (18,699,343)

   Exercise of Common Stock options and warrants                                                      6,837,299              --
   Issuance of Common Stock and warrants through private placement, net of expenses of $311,313       5,050,351              --
   Issuance of Common Stock for purchase of equipment                                                   386,325
   Issuance of Common Stock options to non employees                                                     10,000              --
   Issuance of Redeemable Common Stock, options and warrants in connection with the Development
       Agreements                                                                                        92,997              --
   Issuance of Common Stock, Preferred Stock Series B, and warrants in connection with the
       purchase of intangibles                                                                       16,919,468              --


   Issuance of Common Stock options and warrants to Scientific Advisory Board                           602,683              --
   Net loss                                                                                                 --        (9,529,046)
                                                                                                   ------------   --------------
BALANCE, DECEMBER 31, 2000                                                                         $ 57,885,790    $ (28,228,389)
                                                                                                   ============    =============


                                                                                                        Total
                                                                                                   Equity/(Deficit)
                                                                                                   ----------------
BALANCE, INCEPTION - (JUNE 17, 1994)                                                               $      6,000

   Net Loss                                                                                             (11,121)
                                                                                                   ------------

BALANCE, DECEMBER 31, 1994                                                                               (5,121)
   Recapitalization by issuance of Common Stock to Enzymatics, Inc. (see Note 3)                       (184,160)
   Issuance of Common Stock options to former sole director of Enzymatics, Inc. to satisfy an
       Enzymatics, Inc. liability                                                                       140,000
   Issuance of Series A Nonconvertible Preferred Stock in connection with assignment of research
       and license agreements (see Note 3)                                                              350,000
   Issuance of Common Stock through private Placements, net of issuance expenses of $50,000
       (see Note 3)                                                                                   2,178,000
   Issuance of Common Stock options (see Note 3)                                                          9,950
   Net loss                                                                                          (3,072,661)
                                                                                                   ------------

BALANCE, DECEMBER 31, 1995                                                                             (583,992)
   Issuance of Common Stock in Initial Public Offering on April 11, 1996 (see Note 3)                 5,505,928
   Issuance of Common Stock warrants (see Note 9)                                                        25,000
   Net loss                                                                                          (1,768,995)
                                                                                                   ------------

BALANCE, DECEMBER 31, 1996                                                                            3,177,941
   Exercise of private placement warrants                                                             3,940,800
   Issuance of Common Stock warrants                                                                    528,985
   Issuance of Common Stock options                                                                     216,000
   Issuance of Common Stock and warrants in connection with 1997 Sponsored Research Agreement
       (see Note 5)                                                                                   3,120,329
   Exercise of Common Stock options and warrants                                                         81,000
   Net loss                                                                                          (5,927,718)
                                                                                                   ------------

BALANCE, DECEMBER 31, 1997                                                                            5,137,337
   Exercise of private placement warrants                                                                 2,363
   Exercise of Common Stock options and warrants                                                          2,900
   Issuance of Common Stock warrants (see Note 9)                                                       234,916
   Net loss                                                                                          (2,793,842)
                                                                                                   ------------
 Balance, December 31, 1998                                                                           2,583,674
   Exercise of Common Stock options and warrants                                                      6,236,980
   Issuance of Common Stock and warrants through private placement, net of expenses of $488,220       4,792,797
   Issuance of Common Stock for purchase of equipment                                                   431,000
   Issuance of Common Stock in connection with the executive employee bonus                             423,220
   Issuance of Common Stock options to non employees                                                     83,805
   Net loss                                                                                          (5,125,006)
                                                                                                   ------------
BALANCE, DECEMBER 31, 1999                                                                            9,426,470

   Exercise of Common Stock options and warrants                                                      6,854,843
   Issuance of Common Stock and warrants through private placement, net of expenses of $311,313       5,056,666
   Issuance of Common Stock for purchase of equipment                                                   387,223
   Issuance of Common Stock options to non employees                                                     10,000
   Issuance of Redeemable Common Stock, options and warrants in connection with the Development
       Agreements                                                                                        92,997
   Issuance of Common Stock, Preferred Stock Series B, and warrants in connection with the
       purchase of intangibles                                                                       16,924,968
   Issuance of Common Stock options and warrants to Scientific Advisory Board                           602,683
   Net loss                                                                                          (9,529,046)
                                                                                                   ------------
BALANCE, DECEMBER 31, 2000                                                                         $ 29,826,804
                                                                                                   ============

                  UNIVERSAL DISPLAY CORPORATION AND SUBSIDIARY
                          (a development-stage company)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                                                      Period from
                                                                           Year Ended December 31,                     Inception
                                                           ----------------------------------------------------   (June 17, 1994) to
                                                                2000               1999                1998        December 31, 2000
                                                           ------------        ------------        ------------    -----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                 $ (9,529,046)       $ (5,125,006)       $ (2,793,842)      $ (28,228,389)
  Adjustments to reconcile net loss to net cash
    used in operating activities:
  Depreciation                                                  590,284              56,368              27,879             713,884
  Amortization of intangibles                                   460,799                  --                  --             460,799
  Issuance of Common Stock options and warrants
    for services                                                 10,000              83,805             234,916             679,671
  Issuance of Common Stock and warrants in
    connection with Amended research and license                     --                  --                  --           3,120,329
    agreements
  Issuance of Common Stock in connection with
    executive compensation                                           --             423,220                  --             423,220
  Issuance of Redeemable Common Stock, options and
    warrants in connection with Development Agreement           663,111                  --                  --             663,111
  Issuance of Common Stock options and warrants for
    Scientific Advisory Board                                   602,683                  --                  --             602,683
  Acquired in-process technology                                     --                  --                  --             350,000
  (Increase) decrease in assets:
       Contract research receivables                            (44,653)           (145,482)            (33,575)           (312,076)
       Receivable from related party                                 --                  --              51,906                  --
       Prepaids and other current assets                        247,908              (5,832)             71,905             224,175
       Deposits                                                  20,739              39,862             (22,000)            (37,472)
     Increase in liabilities:
       Accounts payable and accrued expenses                    484,585             375,039             215,080           1,354,644
       Payable to related parties                                    --                  --                  --             250,000
                                                           ------------        ------------        ------------       -------------
       Net cash used in operating activities                 (6,493,590)         (4,298,026)         (2,247,731)        (19,735,421)
                                                           ------------        ------------        ------------       -------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of equipment                                     (1,153,353)         (3,229,101)            (26,689)         (4,505,897)
  Purchases of intangibles                                      (25,750)                 --                  --             (25,750)
  Purchases of short-term investments                        (3,368,621)         (7,776,880)           (270,932)        (18,866,003)
  Proceeds from sale of short-term investments                4,964,461           4,004,322           4,283,000          16,161,783
                                                           ------------        ------------        ------------       -------------
       Net cash provided by (used) in
         investing activities                                   416,737          (7,001,659)          3,985,379          (7,235,867)
                                                           ------------        ------------        ------------       -------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net proceeds from issuance of Common Stock                  5,367,979           4,792,797                  --          21,627,767
  Proceeds from the exercise of Common Stock
    options and warrants                                      6,854,843           6,236,980               5,263          13,047,963
  Principal payment on capital lease                             (3,402)                 --                  --              (3,402)
                                                           ------------        ------------        ------------       -------------
       Net cash provided by financing activities             12,219,420          11,029,777               5,263          34,672,328
                                                           ------------        ------------        ------------       -------------

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS              6,142,567           (269,908)           1,742,911           7,701,040

CASH AND CASH EQUIVALENT, BEGINNING OF PERIOD                 1,558,473           1,828,381              85,470                  --
                                                           ------------        ------------        ------------       -------------
CASH AND CASH EQUIVALENTS, END OF PERIOD                   $  7,701,040        $  1,558,473        $  1,828,381       $   7,701,040
                                                           ============        ============        ============       =============


        The accompanying notes are an integral part of these statements.

                  UNIVERSAL DISPLAY CORPORATION AND SUBSIDIARY
                          (a development-stage company)


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 2000



1.  BACKGROUND:

Universal Display Corporation (the "Company"), a development-stage company, is engaged in the research and development and commercialization of organic light emitting diode ("OLED") technology for potential flat panel display applications.

The Company, formerly known as Enzymatics, Inc. ("Enzymatics"), was incorporated under the laws of the Commonwealth of Pennsylvania on April 24, 1985 and commenced its current business activities on August 1, 1994. The New Jersey corporation formerly known as Universal Display Corporation ("UDC") was incorporated under the laws of the State of New Jersey on June 17, 1994 (see
Note 3).

Research and development of the OLED technology is being conducted at the Advanced Technology Center for Photonics and Optoelectronic Materials at Princeton University and at the University of Southern California ("USC") (on a subcontract basis with Princeton University), pursuant to a Sponsored Research Agreement dated August 1, 1994, as amended (the "1994 Sponsored Research Agreement"), originally between the Trustees of Princeton University ("Princeton University") and American Biomimetics Corporation ("ABC"), a privately held Pennsylvania corporation and affiliate of the Company. In October 1997, the Company entered into a new 5-year Sponsored Research Agreement with Princeton University and USC (the "1997 Sponsored Research Agreement") for research and development of the OLED technology (see Note 5). Pursuant to a license agreement dated August 1, 1994 (the "1994 License Agreement") between Princeton University and ABC, assigned to the Company by ABC in June 1995, the Company has a worldwide exclusive license to manufacture and market products based on Princeton University's pending patent application relating to the OLED technology and the right to obtain a similar license to inventions conceived or discovered under the 1994 Sponsored Research Agreement and to sublicense such rights. In October 1997, the Company amended the 1994 License Agreement (the "1997 Amended License Agreement") to modify certain terms of the license (see
Note 5).

The Company is also engaged in research, development and commercialization activities at its 11,000 square foot facility, which is leased in Ewing, New Jersey. The Company moved its operations to this facility in the fourth quarter of 1999.

The Company is a development-stage entity with no significant operating activity to date. Expenses incurred have primarily been in connection with research and development funding, obtaining financing and administrative activities. The developmental nature of the activities is such that significant inherent risks exist in the Company's operations. To the extent that Princeton University's research efforts do not result in the development of commercially viable applications for the OLED technology, the Company will not have any meaningful operations. Even if a product incorporating the OLED technology is developed and introduced into the marketplace, additional time and funding may be necessary before significant revenues are realized. Completion of the commercialization of the Company's technology will require funds substantially greater than the Company currently has available. There is no assurance that such financing will be available to the Company, on commercially reasonable terms or at all. Also, while the Company funds the OLED technology research, the scope of and technical aspects of the research and the resources and efforts directed to such research is subject to the control of Princeton University and the principal investigators. Accordingly, the Company's success is dependent on the efforts of Princeton University and the principal investigators. The 1997 Sponsored Research Agreement provides that if certain of the principal investigators are unavailable to continue to serve as principal investigators, because such persons are no longer associated with Princeton University or otherwise, and successors acceptable to both the Company and Princeton University are not available, the 1997 Sponsored Research Agreement will terminate.

2.  LIQUIDITY:

As of December 31, 2000, the Company has an accumulated deficit of $28,228,389. In addition, the Company has incurred losses since its inception and is subject to those risks associated with companies in the early stages of development. The completion of the commercialization of the Company's technology may require funds substantially greater than the Company currently has available. Management believes that its cash and cash equivalents and short-term investments as of December 31, 2000 are sufficient to fund its operations during 2001.

3.  STOCK TRANSACTIONS, MERGER, RECAPITALIZATION AND PUBLIC OFFERING:

On June 22, 1995, a wholly-owned subsidiary of the Company consummated an Agreement and Plan of Reorganization ("Merger Agreement") with a New Jersey corporation formerly known as UDC. At the time of the merger, UDC was engaged in the business which is currently being conducted by the Company. Prior to the merger, the Company was known as Enzymatics, an inactive Pennsylvania corporation, and was engaged in a business separate from and unrelated to that of UDC. Enzymatics had incurred significant losses since its inception in 1985 and, notwithstanding a public offering, failed to find significant alternative sources of financing to enable it to continue its operations on any scale. In June 1994, the shareholders of Enzymatics approved the sale of substantially all of its assets to a third party. Management of UDC concluded that merging with a former publicly traded company, and acquiring access to its shareholder base, would facilitate its ability to raise additional capital in the private or public markets. Management of UDC determined that such additional capital would be necessary to fulfill its financial obligations under the Transfer Agreement (as herein defined) pursuant to which it obtained certain rights and obligations related to the OLED technology, obtained funds to commercialize the OLED technology, fund the acquisition of additional intellectual property rights useful to the OLED technology and to fund working capital. As of June 22, 1995, Enzymatics had 523,268 shares issued and outstanding (after giving effect to a reverse stock split of 10.9672) which were not actively traded. Pursuant to the Merger Agreement, the former Enzymatics shareholders received 523,268 shares of the merged entity's Common Stock. Additionally, Nachman, Hays & Associates
(NHA), a consulting firm, received options to purchase 84,234 shares of the merged entity's Common Stock at an exercise price of $.29 per share (see Note 8) as payment of NHA's consulting services in connection with the wind-down of Enzymatics. These options were issued to satisfy a liability which was reflected on the balance sheet of Enzymatics on the date of the merger. The sole director of Enzymatics, is also a principal of NHA.

The merger was treated, for accounting purposes, as a recapitalization of UDC whereby UDC issued 523,268 shares of Common Stock to the Enzymatics shareholders and assumed Enzymatics shareholders' deficit of $184,160. The assets and liabilities of both companies have been recorded at their historical book values in these financial statements. The assets of Enzymatics consisted of cash and its liabilities consisted of payables related to the merger and other professional fees.

Upon consummation of the merger, UDC's shareholders collectively owned approximately 92% of the outstanding shares of the merged entity, with the former Enzymatics shareholders retaining the balance of approximately 8%. UDC was the surviving corporation in the merger, changed its name to UDC, Inc., and, as a result of the merger, became a wholly-owned subsidiary of Enzymatics. At the effective time of the merger, Enzymatics changed its name to Universal

Display Corporation. Universal Display Corporation and its wholly owned subsidiary, UDC, Inc., are herein referred to collectively as the "Company." Contemporaneous with the merger, the Company and ABC entered into a Technology Transfer Agreement dated June 22, 1995 (the "Transfer Agreement") pursuant to which, among other things, ABC assigned the 1994 License Agreement to the Company, and granted to the Company an exclusive worldwide sublicense to patents and other intellectual property rights to display technology developed under a Sponsored Research Agreement dated October 22, 1993 between ABC and Princeton University (the "1993 Sponsored Research Agreement") in exchange of (i) reimbursement of ABC's scheduled payments and expenses previously made to Princeton University under the 1994 Sponsored Research Agreement in the amount of $674,000 and a payment of $500,000 for the sublicense under the 1993 Sponsored Research Agreement which were charged to research and development expense; (ii) the Company's assumption of ABC's obligation to pay all future scheduled payments under the 1994 Sponsored Research Agreement, which were approximately $1,610,000, plus expenses related thereto estimated to be $500,000 for a total of $2,110,000; and (iii) 200,000 shares of the Company's Series A Nonconvertible Preferred Stock (see Note 9) with a fair value of $350,000.

Also, contemporaneous with the merger, the Company sold 781,500 units ("Units") at a price of $2.00 per Unit, in a private placement, which generated proceeds of $1,513,000, net of offering expenses in the amount of $50,000. Each Unit consisted of one share of Common Stock and one warrant to purchase one share of Common Stock at an exercise price of $3.50 per share. Additionally, 125,000 Units with a fair value of $250,000, based upon the price of the Units, were transferred to a non-affiliate debt holder of ABC to satisfy $250,000 of ABC's outstanding debt. Therefore, the Company had a receivable of this amount from ABC. Accordingly, ABC netted this $250,000 receivable against the Company's payable to related parties. In addition, on July 17, 1995, the Company sold an additional 207,500 Units which generated gross proceeds of $415,000. On April 11, 1996, the Company consummated a public offering of 1,300,000 shares of Common Stock at a price of $5.00 per share and redeemable warrants to purchase 1,495,000 shares of Common Stock at an exercise price of $3.50 per share, at a price of $.10 per warrant. The Company received net cash proceeds of $5,282,665 from the public offering (excluding $223,263 representing a portion of the offering expenses previously charged to general and administration expenses).

4.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Principles of Consolidation

The consolidated financial statements include the accounts of Universal Display Corporation and its wholly-owned subsidiary, UDC, Inc. (see Note 3). All significant intercompany transactions and accounts have been eliminated.

Management's Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash, Cash Equivalents and Short-term Investments

The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents. At December 31, 2000, unrealized holding gains or losses were not material. The gross proceeds from sales and maturities of investments were $4,964,461 and $4,004,322 for the years ended December 31, 2000 and 1999, respectively. Gross realized gains and losses for the years ended December 31, 2000 and 1999 were not material. For the purpose of determining gross realized gains and losses, the cost of securities sold is based upon specific identification.

Fair Value of Financial Instruments

Cash and cash equivalent, short-term investments, contract research receivables, prepaids and other current assets, accounts payable, accrued expenses and redeemable common stock are reflected in the accompanying financial statements at fair value due to the short-term nature of those instruments. The carrying amount of capital lease obligations approximate fair value at the balance sheet dates.

Property and Equipment

Property and equipment are stated at cost and depreciated on a straight-line basis over 3 to 7 years for office and lab equipment, furniture and fixtures, and the lease term for leasehold improvements. Repair and maintenance costs are charged to expense as incurred. Additions and betterments are capitalized.


Property, plant and equipment consists of the following:

                                                            December 31
                                                     --------------------------
                                                         2000           1999
                                                     -----------    -----------
       Office and lab equipment                      $ 1,742,667    $   628,281
       Furniture and fixtures                            102,014         90,804
       Leasehold improvements                          1,034,533        996,652
       Construction-in-progress                        2,464,927      2,087,828
                                                     -----------    ------------
                                                       5,344,141      3,803,565
       Less- Accumulated depreciation                   (713,884)      (123,600)
                                                     -----------    ------------

                                                     $ 4,630,257    $ 3,679,965
                                                     ===========    ============

Depreciation expense was $590,284, $56,368 and $27,879 for the years ended December 31, 2000, 1999 and 1998, respectively.

Construction-in-progress costs consist of costs incurred for the acquisition of lab equipment for the Company's new facility. Upon commencement of operation of the lab equipment, the costs associated with such assets will be depreciated over the estimated useful life of the lab equipment.

Acquired Technology

Acquired technology consists of acquired license rights for patents and know-how obtained from PD-LD, Inc. and Motorola (see Note 6). The intangible asset at December 31, 2000 consisted of the following:

     PD-LD, Inc.                                                   $  1,481,250
     Motorola                                                        15,469,468
                                                                   ------------
                                                                     16,950,718
     Less: Accumulated Amortization                                    (460,799)
                                                                   ------------
     Acquired Technology, net                                      $ 16,489,919
                                                                   ============

Acquired technology is amortized on a straight-line basis over its estimated useful life of ten years.

Long-Lived Assets

The Company continually evaluates whether events and circumstances have occurred that indicate that the remaining estimated useful life of long-lived assets may warrant revision or that the remaining balance may not be recoverable. When factors indicate that long-lived assets should be evaluated for possible impairment, the Company uses an estimate of the related undiscounted cash flows in measuring whether the long-lived asset should be written down to fair value. Measurement of the amount of the impairment will be based on generally accepted valuation methodologies, as deemed appropriate. As of December 31, 2000, management believes that no revision to the remaining useful lives or write-down of long-lived assets is required.

Net Loss Per Common Share

Basic EPS is computed by dividing net income by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution from the exercise, or conversion of securities into Common Stock. For the years ended December 31, 2000, 1999 and 1998 the effects of the exercise of outstanding stock options and warrants were excluded from the calculation of diluted EPS because their effect was antidilutive.

Recent Accounting Pronouncements

In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133, as amended in 1999 by SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB Statement No. 133 - an amendment of comprehensive and consistent standard for the recognition and measurement of derivatives and hedging activities. As the Company does not currently hold derivative instrument or engage in hedging activities, the adoption of this pronouncement is expected to have no impact on the Company's financial position or results of operations.

In December 1999, the Securities and Exchange Commission staff issued Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" ("SAB101"). The Bulletin draws on existing accounting rules and provides specific guidance on how those accounting rules should be applied. SAB 101 is effective for fiscal years beginning after December 15, 1999. The Company adopted SAB 101 and it did not have a material impact on its method of revenue recognition.

Contract Research Revenue

Contract research revenues are recognized as the related expenses are incurred.

Research and Development

Expenditures for research and development are charged to operations as incurred. Research and development expenses consist of the following:

                                                                                Year Ended December 31,
                                                                  -----------------------------------------------
                                                                      2000             1999              1998
                                                                  -----------      -----------      -------------
     Payments made to Princeton University
       and Southern California under the 1997 Sponsored
       Research Agreements (see Note 5)                           $   733,230      $   544,450      $     125,842
     Patent application expenses                                    1,227,184          854,463            630,929
     PPG development agreement (see Notes 8 and 9)                    663,111              --                 --
     Scientific Advisory Board Compensation
       (see Notes 9 and 14)                                           602,683              --                 --
     Development and operations in the new facility                 2,057,202          807,191                --
     Expansion of the Company's research and development team       1,364,996          965,393                --
     Amortization of intangibles                                      460,799              --                 --
     Other expenses                                                       --               --             662,623
                                                                  -----------      -----------      -------------
                                                                  $ 7,109,205      $ 3,171,497      $   1,419,394
                                                                  ===========      ===========      =============


Statement of Cash Flow Information

Capital lease obligations of $27,120 were incurred on equipment leases entered into in 1999. In 2000 and 1999, the Company issued 89,843 and 100,000 shares of its Common Stock to a vendor in consideration for lab equipment. The shares were valued at $4.31 per share, which was the approximate fair market value at the transaction date. In 2000, in connection with PD-LD agreement (see Note 6), the Company issued 50,000 shares of its Common Stock valued at $1,481,250, which was the fair market value at the transaction date. In 2000, in connection with the Motorola agreement (see Note 6) the Company issued 200,000 shares of its Common Stock valued at $4,412,500, and 300,000 shares of its Series B Convertible Preferred Stock valued at $6,618,750, and a warrant to purchase 150,000 shares of Common Stock at $21.60 per share, which was the approximate fair market value at the transaction date. In connection with the PPG agreement (see Note 8), the Company issued 26,448 of Redeemable Common Shares shares and a warrant to purchase 26,448 shares of Common Stock at $24.29 per share. In 2000, the Company accrued for $311,313 in private placement fees which was a component of additional paid in capital (see Note 9).

Income Taxes

Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities. Deferred tax assets or liabilities at the end of each period are determined using the tax rate expected to be in effect when taxes are actually paid or recovered.

Reclassifications

Certain prior year amounts have been reclassified to conform to the current year presentation.

5.  SPONSORED RESEARCH AGREEMENT WITH PRINCETON UNIVERSITY:

On October 9, 1997, the Company entered into the 1997 Sponsored Research Agreement with Princeton University and entered into a 1997 Amended License Agreement with Princeton University and USC amending its 1994 License Agreement with Princeton University. The 1997 Sponsored Research Agreement continues and expands the sponsored research which commenced in 1994 under which the Company funds additional research and development work at Princeton University (and at

USC under a subcontract with Princeton University) in OLED technology. The 1997 Sponsored Research Agreement requires the Company to pay up to $4.4 million commencing on July 31, 1998 through July 31, 2002, which period is subject to extension. The amounts due to Princeton University will be expensed when paid by the Company. Under the 1997 License Agreement, the Company has the worldwide exclusive and perpetual license to manufacture and market products, and to sublicense those rights, based on Princeton University's and USC's pending patent applications relating to the OLED technology and conceived under the 1994 and 1997 Sponsored Research Agreements. The Company is required to pay Princeton University a royalty in the amount of 3% of the Company's net sales of products utilizing the OLED technology. In circumstances where the Company sublicenses the OLED technology (except to affiliates), the royalty required to be paid by the Company was reduced in the 1997 License Agreement from 50% to 3%. These royalty rates are subject to upward adjustments under certain conditions. In October 1997, in connection with the 1997 License Agreement and Sponsored Research Agreement, the Company issued 140,000 Common Shares and 175,000 warrants to purchase Common Stock to Princeton University as well as 60,000 Common Shares and 75,000 warrants to purchase Common Stock to the University of Southern California. The Company recorded a charge of $3,120,329 related to the issuance of the Common Stock and warrants to purchase Common Stock to research and development expenses. The value of the warrants was determined in accordance with Statement of Financial Accounting Standards No. 123 ("SFAS 123"), "Accounting for Stock-Based Compensation."


6.  ACQUIRED TECHNOLOGY:

On July 19, 2000, the Company, PD-LD, Inc. ("PD-LD") and Princeton University entered into a Termination, Amendment and License Agreement whereby the Company acquired all PD-LD's rights to certain issued and pending patents and technology known as organic vapor phase deposition ("OVPD") in exchange for 50,000 shares of the Company's Common Stock. Pursuant to this transaction, the Company has included in its License Agreement with Princeton the exclusive license to all Princeton patents and technology related to OVPD, whether developed pursuant to its research agreements with Princeton or otherwise. The acquisition of these patents had a fair value of $1,481,250 (see Note 4).

On September 29, 2000, the Company entered into a license agreement with Motorola, Inc. ("Motorola"). Pursuant to the license agreement, the Company licensed from Motorola 67 US patents, 7 US patent applications, and additional foreign patents. These patents expire between 2012 and 2018. The Company has the sole right to sublicense these Motorola patents to manufacturers. As consideration for the licenses, the Company issued to Motorola 200,000 shares of its Common Stock (valued at $4,412,500), 300,000 shares of its Series B Convertible Preferred Stock (valued at $6,618,750), and a warrant to purchase 150,000 shares of its Common Stock at $21.60 per share. The warrant becomes exercisable on September 29, 2001 and will remain exercisable until September 29, 2008. The warrant was recorded at fair market value ($2,206,234) based on the Black-Scholes option-pricing model and has been recorded as a component of the costs of the acquired technology. The Company also issued a warrant to acquire 150,000 shares of Common Stock as a finder's fee in connection with this transaction. The warrant was granted with an exercise price of $21.60 per share. The warrant is exercisable immediately and will remain exercisable until September 29, 2007. This warrant was accounted for at its fair value ($2,206,234) based on the Black-Scholes option pricing model and has been recorded as a component of the cost of the acquired technology. In addition, the Company incurred $25,750 of direct cash transaction costs that have been included in the cost of the acquired technology. In total, the Company recorded an intangible asset of $15,469,468 for the technology acquired from Motorola (see Note 4). In addition, the Company will pay to Motorola a royalty based on future sales of products incorporating OLED technology (see Note 11). Such royalty payments may be made, at the Company's discretion, in either all cash or (50%) cash and (50%) in shares of Common Stock. The number of shares of common stock used to pay the royalty portion shall be equal to 50% of the royalty due divided by the average daily closing price per share of stock over the ten trading days ending two business days prior to the date the common stock is issued.

7.  ACCOUNTS PAYABLE AND ACCRUED EXPENSES:

Accrued expenses consist of the following:

                                                                December 31
                                                          ----------------------
                                                             2000         1999
                                                          ---------    ---------
       Accrued professional fees                          $ 239,293    $ 142,575
       Payroll                                              102,914            -
       Utilities                                             83,557            -
       Vacation                                             100,154       63,922
       Private placement fees                               311,313            -
       Other                                                 12,895       12,025
                                                          ---------    ---------
                                                          $ 850,126    $ 218,522
                                                          =========    =========

Professional fees of $398,000 and $369,519 were included in accounts payable at December 31, 2000 and 1999, respectively.

8.  REDEEMABLE COMMON STOCK

On October 1, 2000, the Company entered into a 5 year Development and License Agreement with PPG Industries, Inc. (PPG) to leverage the Company's OLED flat panel display technology with PPG's expertise in the development and manufacturing of organic materials. A team of PPG scientists and engineers are assisting the Company in developing and commercializing its proprietary OLED material system. In consideration for PPG's services under the agreement, UDC will issue shares of its Common Stock and warrants to acquire its Common Stock to PPG on an annual basis over the period from January 1, 2001 through December 31, 2005. The amount of securities issued is subject to adjustment under certain circumstances, as defined in the agreement.

On November 11, 2000, in consideration for PPG's services through December 31, 2000, UDC issued 26,448 shares of Redeemable Common Shares and an 11.5% promissory note in the amount of $535,300. The note is only payable if the Redeemable Common Shares issued are not registered with the SEC by May 31, 2001. The amount of the note is based on the fair market value of the services rendered by PPG through December 31, 2000. The company recorded a charge to research and development expense of $535,500. If the note is paid then PPG will return the Common Shares previously issued.

In accordance with the PPG agreement, UDC issued 1,720 shares of Common Stock on January 31, 2001. The additional shares were issued as a result of the final accounting for actual costs incurred by PPG. The promissory note was also increased to reflect actual costs incurred through December 31, 2000. Accordingly, the Company accrued $34,814 of additional research and development expense as of December 31, 2000, for these additional shares.

9. SERIES A NONCONVERTIBLE PREFERRED STOCK, SERIES B CONVERTIBLE PREFERRED STOCK, SHAREHOLDERS' EQUITY (DEFICIT), STOCK OPTIONS AND WARRANTS:

Series A Nonconvertible Preferred Stock

In 1995, the Company issued 200,000 shares of Series A Nonconvertible Preferred Stock ("Series A") to ABC (see Note 3), which has a liquidation value of $7.50 per share. Series A holders, as a single class, have the right to elect two of the Company's Board of Directors. The holders of Series A shares are entitled to one vote per share on matters which shareholders are generally entitled to vote. The Series A holders are not entitled to any dividends.

The Series A were valued at $1.75 per share which was based upon an independent appraisal.

Series B Convertible Preferred Stock

In 2000, the Company issued 300,000, shares of Series B Convertible Preferred Stock ("Series B") to Motorola (see Note 6), upon liquidation, the Series B shares will rank senior to the Common Stock and any other capital stock of the Company. The Series B has a liquidation value of $21.48 per share, plus accrued and unpaid dividends. Each share of the Series B Preferred Stock is convertible, at the option of the holder, into such number of fully paid and nonassessable shares of Common Stock as determined by dividing the original purchase price by the conversion price applicable to such share determined as provided, in effect on the date the certificate is surrendered for conversion. The conversion price shall initially be the original issuance price per share of Common Stock. The Series B is convertible at a rate of 75,000 per year for four years. The conversion price may be subject to change if the Company's average stock price falls below $12.00 for the thirty-day period preceding the conversion dates. The Company has the option to pay the Series B holders an amount of cash equal to the difference between $12.00 and the Average Price (as defined) multiplied by the number of shares of Common Stock into which the shares of Series B would be convertible. As of December 31, 2000, the conversion feature has not been triggered. All outstanding shares of Series B shall be converted automatically into shares of Common Stock after 4 years. The holders of Series B shares are entitled to that number of votes equal to the largest of whole shares of Common Stock into which the Series B could be converted on matters which shareholders are generally entitled to vote. The Series B holders are entitled to dividends that are declared or paid to the Common Stock holders.

Shareholders' Equity

In May 1999, the Company completed a private placement, and issued 1,414,034 units, each consisting of one share of Common Stock and one warrant, resulting in net proceeds of $4,792,797. The units were issued at $3.75 per unit. The shares of Common Stock and the warrants were valued at $2.27 and $1.48, respectively, based on their relative fair values. The warrants were issued with an exercise price ranging from $4.28 to $4.31, which was 120% of the approximate fair value at the grant date.

On July 19, 2000, the Company issued 50,000 shares of unregistered Common Stock to PD-LD, in accordance with the Termination, Amendment and License Agreement (see Note 6). These shares were recorded on the fair market value of the Common Stock. Accordingly, the Company recorded an intangible asset of $1,481,250.

On September 29, 2000, the Company issued to Motorola 200,000 shares of its Common Stock, 300,000 shares of its Series B and a warrant to purchase 150,000 shares of Common Stock in accordance with the termination, amendment and license agreement (see Note 6). The Company also issued a warrant to purchase 150,000 shares of Common Stock as a finder's fee in connection with this transaction. The warrants were valued using the Black Scholes option pricing model. Accordingly, the Company recorded an intangible asset of $15,469,468.

In December of 2000, the Company sold 631,527 units in a private placement, each consisting of one share of Common Stock and one warrant, resulting in gross proceeds of $5,367,979. The units were issued at $8.50 per unit. The shares of Common Stock and the warrants were valued at $4.66 and $3.84 based on their relative fair values, respectively. The warrants vest immediately, have an exercise price of $10.00 and expire in 10 years. In connection with the private placement, the Company issued an additional 161,000 warrants as finders' fees, which vest immediately, have an exercise price of $10.00 and expire in 10 years. The warrants were valued using the Black Scholes option pricing model at $890,722 which was recorded as a component of additional paid in capital. During January 2001, the private placement was completed and the Company then issued an additional 158,704 units, each consisting of one share of Common Stock and one warrant, resulting in additional net proceeds of $1,037,671.

Enzymatics 1992 Stock Option Plan

The stock options granted prior to the merger by Enzymatics under the 1992 Stock Option Plan which have been assumed by the Company were converted into options to purchase 20,538 shares of Common Stock of the Company at exercise prices ranging from $11.74 to $29.61 per share. In 1999, 11,992 of such options expired. The remaining 8,546 of such options expire 2001.

1995 Stock Option Plan

In 1995, the directors of the Company adopted the 1995 Stock Option Plan (the "1995 Plan"), under which a maximum of 500,000 options may be granted at prices not less than 100% of the fair market value of the Common Stock on the date of grant as determined by the Board of Directors. Through 2000, the Shareholders have approved the Plan to increase the number of Common Shares reserved for the 1995 Plan to 2,000,000. The 1995 Plan provides for the granting of both incentive and nonqualified stock options to employees, officers, directors and consultants of the Company. The stock options are exercisable over a period determined by the Board of Directors, but no longer than ten years after the grant date.

In June 1995, the Company granted options to purchase 70,000 shares of Common Stock to an officer of the Company at an exercise price of $2.00 per share, which approximated the fair market value of the Common Stock at the grant date. These options vested over a period of three years. As of December 31, 2000, 70,000 options were exercisable. These options expire in 2005. In addition, in June 1995, the Company granted options to purchase 5,000 shares of Common Stock to the same officer of the Company at an exercise price of $.01 per share, all of which were exercised in October 1998. These options vested on the grant date. The Company recorded a charge of $9,950, to general and administrative expenses, which represented the difference between the deemed value of the Common Stock for accounting purposes and the exercise price of the options at the grant date.

In 1995, the Company granted nonqualified stock options to three principal investigators who are conducting research under the 1994 Sponsored Research Agreement and the 1993 Sponsored Research Agreement. The Company granted options to purchase an aggregate of 240,000 shares of Common Stock to the three principal investigators at an exercise price of $4.00 per share, which approximated the fair market value of the Common Stock at the grant date. These options vest as follows: 33% at the grant date with the remaining 67% vesting over two years. As of December 31, 2000, options to purchase 220,000 shares of Common Stock were exercisable. These options expire in 2005.

In 1996, the Company granted nonqualified and incentive stock options to two employees and one consultant. The Company granted options to purchase an aggregate of 30,000 shares of Common Stock at an exercise price of $4.12 per share, which was the fair market value of the Common Stock at the date of grant. These options vest as follows: 10,000 shares at the grant date with the remaining 20,000 shares vesting over 5 years. During 1997, 6,000 of these options were forfeited when an employee left the Company and an additional 2,000 options were forfeited in 2000. As of December 31, 2000, options to purchase 12,000 shares of Common Stock were exercisable. These options expire in 2006.

In 1997, the Company granted incentive and nonqualified stock options to several employees, officers, and principal investigators. The Company granted options to purchase an aggregate of 274,500 shares of Common Stock at exercise prices ranging from $4.06 to $5.25 per share, which was the fair market value of the Common Stock at the date of grant. These options vest either immediately upon grant or over a five year period. As 55,000 of these options were granted to non-employee principal investigators, the Company recorded a charge of $216,000, to general and administrative expense, which represents the value of the options as determined in accordance with SFAS 123. As of December 31, 2000, options to purchase 236,353 shares of Common Stock were exercisable. These options expire in 2007.

In 2000, 1999 and 1998, the Company granted nonqualified and incentive stock options to several employees. The Company granted options to purchase an aggregate of 432,000, 431,750 and 303,000 shares of Common Stock at exercise prices ranging from $9.44 to $24.38, $3.375 to $4.19 and $3.75 to $6.22 per share, respectively, which was the fair market value of the Common Stock at the date of grant. These options vest either immediately upon grant or over a five year period. In 2000 and 1999, 12,000 and 60,992 options were forfeited, respectively. As of December 31, 2000, options to purchase 695,608 shares of Common Stock were exercisable. The options granted in 2000, 1999 and 1998 expire in 2010, 2009 and 2008 respectively.

In 2000 and 1999, the Company granted options to consultants to purchase 2,000 and 27,500 shares of Common Stock at exercise prices of $24.38 and $3.13 to $4.19 per share, respectively. The options vest immediately and expire in 2010 and 2009, respectively. These options were valued using the Black Scholes pricing model. Accordingly, the Company recorded a charge of $10,000 and $83,805, which was included in general and administrative expenses.

Other Options

In connection with NHA's services relative to consummation of the merger discussed in Note 3, in June 1995, the Company granted options to purchase 84,234 shares of Common Stock at an exercise price of $.29 per share to NHA. These options were used to satisfy a liability reflected on the balance sheet of Enzymatics on the date of the merger. These options vested 100% upon grant and 15,000 were exercised in 1997. Accordingly, as of December 31, 2000, 42,117 options were exercisable. These options expire in 2005.

In accordance with the terms of the PPG agreement, on December 14, 2000, UDC granted options to PPG employees to acquire 20,000 shares of Common Stock. These options vest over a one year period, have an exercise price of $9.44 per share and expire in 10 years. On December 31, 2000, the Company recorded a charge of $7,072 to research and development expense for the fair market value, determined in accordance with the Black-Scholes option pricing model, of the stock option awards that were earned. These awards are considered variable and will be measured each reporting period.

The following table summarizes all stock option activity:

                                           2000                       1999                    1998
                                 -----------------------    -----------------------   ----------------------
                                                Weighted                  Weighted                  Weighted
                                                 Average                   Average                   Average
                                                Exercise                  Exercise                  Exercise
                                    Shares        Price        Shares       Price        Shares       Price
                                 ----------    ---------    ----------   ----------   ----------    --------
Outstanding at beginning
   of year                        1,359,530      $  4.19       986,272      $ 4.38       707,810      $ 4.54
    Granted                         434,000        13.19       459,250        3.95       303,000        4.66
    Exercised                      (132,181)        3.94       (25,000)       3.52       (10,000)        .29
    Forfeited                       (12,000)        4.19       (60,992)       5.79       (14,538)      20.67
                                 ----------                 ----------                ----------

Outstanding at end of year        1,649,349         6.58     1,359,530        4.19       986,272        4.38

Exercisable at end of year        1,260,371         5.55       973,503        3.97       792,951        4.00

Available for future grant          158,470                    180,470                   377,991

Weighted average fair value of
   options granted                               $  8.28                    $ 2.99                    $ 3.60
                                                 =======                    ======                    ======

The weighted average remaining contractual life for options outstanding at December 31, 2000, 1999 and 1998 was 8 years.

Common Stock Warrants

In connection with the June 22, 1995 private placement and the July 17, 1995 private placement (see Note 3), the Company issued 906,500 warrants and 207,500 warrants, respectively each warrant entitled the holder to purchase one share of Common Stock at an exercise price of $3.50 per share. In 1997, all of these outstanding warrants were exercised.

On April 11, 1996, in connection with the Company's public offering, the Company sold redeemable warrants to purchase 1,495,000 shares of Common Stock at an exercise price of $3.50 per share at a price of $.10 per share. These warrants expired April 12, 1999 (see Note 3). In connection with the public offering, the Company issued warrants to its underwriter to purchase up to 130,000 shares of Common Stock at an exercise price of $8.25 per share and warrants to purchase an additional 130,000 shares of Common Stock at an exercise price of $3.675 per share. In April 1996, the Company issued warrants to third parties to purchase up to 578,000 shares of Common Stock at an exercise price of $4.125 per share.

In August 1996, the Company granted warrants to purchase 20,000 shares of Common Stock to an individual in exchange for consulting services. These warrants have an exercise price of $6.00 per share, vest immediately, and expire in August 2006. The Company recorded a charge of $25,000 to general and administrative expenses, which represents the value of the warrant as determined in accordance with SFAS 123.

In April 1996, the Company granted warrants to four employees and one consultant to purchase 925,000 shares of the Company's Common Stock at an exercise price of $4.125 per share, which approximated the fair market value of the Common Stock at the date of grant. These warrants vest 25% at the date of grant and the remaining 75% over 5 years, provided these employees are employed by the Company on the vesting date. These warrants expire in 2006.

In 1997, the Company granted warrants to Princeton University and the University of Southern California under the 1997 Sponsored Research Agreement (see Note 5) to purchase an aggregate of 250,000 shares of Common Stock at an exercise price of $7.25 per share, which approximated the fair market value of the Common Stock at the date of grant. These warrants vest immediately upon grant and expire in 2007. Also in 1997, the Company granted warrants to consultants to purchase 200,000 shares of Common Stock at an exercise price of $4.80 per share. These warrants vest immediately upon grant and expire in 2002. The Company valued the warrants in accordance with SFAS 123. The warrants will be expensed over the three year consulting period. In 2000, 1999 and 1998, the Company recorded a charge of $76,329, $176,328 and $176,328, respectively which is included in general and administrative expenses in the accompanying consolidated statement of operations.

In 1998, the Company granted warrants to two employees and two directors to purchase 400,000 shares of Common Stock at an exercise price of $6.38 per share, which was the fair market value of the Common Stock at the date of grant. These warrants vest immediately and expire in 2008.

In 1998, the Company granted warrants to consultants to purchase 125,000 shares of Common Stock at exercise prices ranging from $3.375 to $7.25 per share. Of the 125,000 warrants granted in 1998, 25,000 warrants were granted to one consultant which vested immediately. These warrants were valued using the Black-Scholes option pricing model. Accordingly, the Company recorded a charge in 1998 to record expense in the amount of $154,247, which is included in general and administrative expenses. The remaining 100,000 warrants were granted to another consultant of which 25,000 vested immediately and 75,000 will vest based upon the Company's successful entrance into the Taiwanese market. Only the 25,000 which vested were valued using the Black-Scholes option pricing model. The remaining 75,000 will be valued upon ultimate determination of performance. The unamortized portion ($80,669) of this charge is recorded as prepaid consulting fee on the accompanying Consolidated Balance Sheets.

In February 2000, the Company granted warrants to one employee and two Scientific Advisory board members to purchase 290,000 shares of the Company's Common Stock at exercise prices ranging from $14.12 to $16.75, which was the fair market value of the Common Stock at the date of grant. These warrants vest over the three years and expire in 2010 (see Note 14).

In accordance with the PPG agreement, UDC issued warrants to PPG to acquire 28,168 shares of Common Stock as part of the consideration for services performed during 2000. The fair market value of the warrants was determined using Black Scholes pricing model. The warrants vest immediately, have an exercise price of $24.29 and a contractual life of 7 years. Accordingly, the Company recorded a charge of $85,918 to research and development expense during 2000 based on the fair market value of the warrants. The Company recorded this charge based on a measurement date of December 31, 2000, which is the date upon which the warrants were earned by PPG.

As of December 31, 2000 3,485,749 warrants to acquire Common Stock were exercisable.

Pro Forma Disclosure for Stock-Based Compensation

The Company accounts for its employee stock-based compensation plans under APB Opinion No. 25, "Accounting for Stock Issued to Employees." Had the Company recognized compensation cost for its stock based compensation plans consistent with the provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), the Company's net loss and net loss per share would have been increased to the following pro forma amounts:

                                               Year Ended December 31,
                                ------------------------------------------------
                                      2000             1999             1998
                                --------------   --------------   --------------
        Net loss:
         As reported            $  (9,529,046)   $  (5,125,006)   $  (2,793,842)
         Pro forma                (11,937,622)      (6,000,155)      (5,803,012)

        Net loss per share:
         As reported            $       (0.62)   $       (0.42)   $        (.27)
         Pro forma                      (0.78)           (0.49)            (.56)

The fair value of each option or warrant granted is estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions used for grants in 2000, 1999 and 1998. Risk-free interest rates of 4.7% to 6.8%, expected dividend yields of zero for each year, expected volatility ranging from 60% to 81% and expected lives ranging from 7 years to 10 years for each.

Because the SFAS 123 method of accounting has not been applied to options and warrants granted prior to January 1, 1995, the resulting pro forma compensation cost may not be representative of that to be expected in future years.

10.  RESEARCH CONTRACTS:

Contract research revenue consists of the following:

                                                                          December 31
                                                        ---------------------------------------
                                                           2000           1999           1998
                                                        ---------      ---------      ---------
    Department of Defense Advanced Research
      Projects Agency (DARPA)                           $ 186,179      $ 419,536      $ 190,008
    Small Business Innovative Research (SBIR) Army
      1 & Army 1 OPT                                      112,113             --             --
    New Jersey Commission on Science and Technology
      (NJCST)                                                  --             --         94,521
    National Science Foundation (NSF)                     194,464        100,000         84,265
                                                        ---------      ---------      ---------

                                                        $ 492,756      $ 519,536      $ 368,794
                                                        =========      =========      =========

11. COMMITMENTS:

Lease Commitments

The Company has several operating lease arrangements for office space and office equipment. During 1999, the Company entered into one capital lease. Total rent expense was $207,104, $311,996 and $91,467, for the years ended December 31, 2000, 1999 and 1998, respectively. Minimum future rental payments for operating and capital leases as of December 31, 2000 are as follows:


                                                   Operating       Capital
              Year                                   Leases         Lease
              ----                                 ---------      ---------
              2001                                 $ 369,502      $  5,424
              2002                                   337,385         5,424
              2003                                   260,885         5,424
              2004                                       670         4,520
                                                   ---------      --------
                                                   $ 968,442        20,792
                                                   =========

              Less amount representing interest                     (4,173)
                                                                  --------
              Present value of capital lease                      $ 16,619
                                                                  ========

At December 31, 2000, the Company has commitments outstanding in connection with capital expenditures of equipment acquired during 1999. According to the purchase agreement, the Company has agreed to pay the vendor in both stock and cash. At December 31, 2000, the Company owed $126,634 in cash and stock valued at $43,778. All payments are expected to be paid in year 2001.

Under the terms of the Motorola license agreement (see Note 6), the Company has agreed to make minimum royalty payments. To the extent that the royalties payable based on sales are not sufficient to meet the minimums, the Company shall pay, at its discretion, the shortfall in all cash or in cash (50%) and Common Stock (50%) within 90 days after the end of each two-year period specified below in which the shortfall occurs. The minimum royalty payments are as follows:

September 29, 2000 - December 31, 2002  $  150,000

January 1, 2003    - December 31, 2004  $  500,000

January 1, 2005    - December 31, 2006  $1,000,000

In the normal course of business, the Company is party to various claims and legal proceedings. Although the ultimate outcome of these matters is presently not determinable, management of the Company, after consultation with legal counsel, does not believe that the resolution of these matters will have a material effect upon the Company's financial position or results of operations.

12. INCOME TAXES:

The components of income taxes are as follows:

                                                                        December 31
                                                      ---------------------------------------------
                                                           2000           1999              1998
                                                      ------------    ------------     ------------
       Current                                        $         --    $         --     $         --
       Deferred                                         (3,019,639)     (2,063,624)        (484,848)
                                                      ------------    ------------     ------------
                                                        (3,019,639)     (2,063,624)        (484,848)
       Increase in valuation allowance provision         3,019,639       2,063,624          484,848
                                                      ------------    ------------     ------------

                                                      $         --    $         --     $         --
                                                      ============    ============     ============

The difference between the Company's federal statutory income tax rate and its effective income tax rate is primarily due to non-deductible expenses and the valuation allowance.

As of December 31, 2000, the Company had net operating loss carryforwards of approximately $16,900,000, which will begin to expire in 2010. The net operating loss carryforwards differ from the accumulated deficit principally due to the timing of the recognition of certain expenses. In accordance with the Tax Reform Act of 1986, the net operating loss carryforwards could be subject to certain limitations.

Significant components of the Company's deferred tax assets and liabilities are as follows:

                                                           December 31
                                                 ------------------------------
                                                     2000               1999
                                                 ------------      ------------
       Gross deferred tax assets:
         Net operating loss carryforwards        $  5,738,172      $  3,650,365
         Capitalized start-up costs                 2,710,141         1,844,133
         Capitalized technology license               170,000           170,000
         Other                                        532,718           466,894
                                                 ------------      ------------
                                                    9,151,031         6,135,392
       Valuation allowance                         (9,151,031)       (6,131,392)
                                                 ------------      ------------

       Net deferred tax assets                   $         --      $         --
                                                 ============      ============

A valuation allowance was established for 100% of the net deferred tax asset, since the Company has incurred substantial operating losses and expects additional losses in 2001. The Company's management has concluded that the realizability of the deferred tax assets is uncertain.

13.  DEFINED CONTRIBUTION PLAN:

During 2000, the Company adopted the Universal Display Corporation 401(k) Plan (the Plan) in accordance with the provisions of Section 401(k) of the Internal Revenue Code (Code). The Plan covers substantially all full-time employees of the Company. Participants may contribute up to 15% of their total compensation to the Plan, not to exceed the limit as defined in the Code, with the Company matching 50% of the participant's contribution, limited to 6% of the participant's total compensation. For the year ending December 31, 2000, the Company contributed $52,125 to the Plan.

14. QUARTERLY SUPPLEMENTAL FINANCIAL DATA (UNAUDITED):

Year ended December 31, 1999:                                               Three Months Ended
                                                 ----------------------------------------------------------------------
                                                   March 31            June 30         September 30        December 31
                                                 -------------      -------------      -------------      -------------
    Revenues                                     $    117,233       $     69,732       $    145,532       $    187,039

    Net loss                                         (593,866)        (1,677,994)          (987,225)        (1,865,912)

    Basic and diluted loss per share                     (.06)             (0.14)             (0.07)             (0.15)


Year ended December 31, 2000:                                                     Three Months Ended
                                       ---------------------------------------------------------------------------------------------
                                            (1)             (2)              (3)             (1)             (2)              (3)
                                       ---------------------------------------------------------------------------------------------
                                         March 31                        March 31         June 30                          June 30
                                       ------------                    ------------     ------------                    ------------
    Revenues                           $     5,909      $       -      $     5,909      $   126,746      $       -      $   126,746

    Net loss                            (1,803,249)      (208,887)      (2,012,136)      (2,152,080)      (812,842)      (2,964,922)

    Basic and diluted loss per share         (0.12)         (0.01)           (0.13)           (0.14)         (0.05)           (0.19)


                               [RESTUBBED TABLE]


Year ended December 31, 2000:                                      Three Months Ended
                                              ------------------------------------------------------------
                                                  (1)              (2)           (3)              (4)
                                              ------------------------------------------------------------
                                              September 30                 September 30       December 31
                                              -------------                ------------      -------------
    Revenues                                  $    124,812    $    -        $  124,812       $    235,289

    Net loss                                    (1,824,263)     (250,133)   (2,074,396)        (2,477,592)

    Basic and diluted loss per share                 (0.12)        (0.02)        (0.14)              (.16)


(1) Interim results as reported in the Company's Form 10Q.

(2) In February 2000, the Company granted warrants to purchase 200,000 shares of Common Stock to two Scientific Advisory Board members. The warrants were granted with an exercise price of $14.12 per share, a ten year life and vest ratably over three years. The Company did not account for these warrants during the first three interim periods. In accordance with the FASB Interpretation No. (FIN) 44, "Accounting for Certain Transactions involving Stock Compensation; An Interpretation of APB 25", which became effective during 2000, awards granted to Advisory Board members are treated as awards granted to non-employees. The Company has restated the interim periods above to show the impact of the accounting for these warrants. As the warrants were granted to non-employees and vest over a three year period, the warrants are accounted for as a variable plan award and research and development expense has been recorded based on the fair market value of the warrants. The fair market value of the warrants has been determined by using the Black-Scholes option pricing model.

(3) Restated interim results

(4) The results for the three months ended December 31, 2000 include a reduction to research and development expense of $809,213 as a result of the decrease in fair market value of the Company's common stock.